                                                                    EXHIBIT 32.2








                      STATEMENT OF CHIEF FINANCIAL OFFICER
                          OF INDUS INTERNATIONAL, INC.
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                    SS. 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Indus International, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas W. Williams, Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Thomas W. Williams
----------------------------------------------------
Thomas W. Williams
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
August 6, 2004